• Good afternoon!

• I am Tom Fisher, Chairman and Chief Executive Officer.

• With me today is Russ Strobel, President, Rick Hawley, Chief Financial Officer and Mark Knox, Director of Investor Relations.
East Coast Analyst Meetings March 2004

• Here is today’s agenda.

• I will begin with a brief overview of our long-term objectives and strategies.

• Rick will follow with a financial update and then Russ with a background of each of our businesses, including our strategic plans for each.

• I’ll then return to wrap things up and take your questions.
Agenda Business Strategies Financial Update Business Overview and Plans Wrap-up

• Due to requirements around non-selective disclosure we will address only questions concerning matters that have been previously made public and broadly disseminated.

• Please keep this in mind when asking your questions and considering our responses.
Caution Concerning Forward- Looking Statements This speech includes certain forward-looking statements about the operations and earnings expectations of Nicor Inc., its subsidiaries and other affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Factors that could cause materially different results can be found in Nicor's most recent periodic report filed with the Securities and Exchange Commission.

• This slide shows the basic composition of our company as it exists today.

• Nicor is built on the foundation of two core businesses — our natural gas distribution segment, Nicor Gas, and our containerized shipping segment, Tropical Shipping.

• We also have other energy-related ventures, which today are relatively small but are expected to continue to grow more rapidly than our other businesses. These businesses are built on:

•	the assets,

•	expertise,

•	customer base,

•	reputation, and

•	location of Nicor Gas.
Business Composition (Based on 2003 Operating Income, excluding corporate and eliminations) Gas Distribution 84% Shipping 12% Other Energy Ventures 4%

• To grow our businesses over the long-term, we remain fully focused on three simple objectives:

•	grow our earnings over time,

•	maintain high returns on equity, and

•	pay a solid dividend.

• To achieve these objectives, we have four key strategies:

•	grow our core businesses,

•	optimize our storage and transmission assets,

•	expand our energy services businesses, and

•	build on our financial strength.

• Russ will discuss our specific plans in more detail, but before he does, let me turn things over to Rick who will provide a brief financial update.
Long-Term Objectives Key Strategies Grow earnings over time Maintain high returns on equity Pay a solid dividend Grow our core businesses Optimize storage and transmission assets Expand our energy services businesses Build on our financial strength

• Thanks Tom.

• Over the years, our balance sheet has been one of the strongest in the natural gas distribution industry and that remains true today!

• Both Nicor and Nicor Gas have some of the best debt ratings in the natural gas industry.

• We also have a history of:

•	producing good returns on equity,

•	generating strong cash flow, and

•	providing a solid and consistent dividend.

• In fact, earlier this month we declared a quarterly dividend of 46.5 cents per share—continuing the annual dividend rate of $1.86 per share. With this declaration, Nicor begins its 51st consecutive year of uninterrupted common stock dividend payments.
Financial Update Financial Strengths Strong balance sheet - utility long-term debt AA rated by S&P Good returns on equity Strong cash flow Solid dividend Dividend Declared in March 2004

• Last month we released our 2003 financial results and expect to release our first quarter 2004 earnings in the next 4 to 5 weeks. Since it is already March, let me provide a quick summary of our 2003 results.

• 2003 diluted earnings per common share were $2.38 — 50 cents lower than 2002. Both 2003 and 2002 results included impacts of mercury-related items and amounts (write-downs and recoveries) related to our retail energy marketing joint venture, which we elected to cease operations.

• 2003 results also included a 10 cents per share charge to reflect the adoption of a required accounting change for activities at Nicor Enerchange, our wholesale natural gas marketing business.

• Absent all of these items, which increased earnings by 27 cents in 2003 and 26 cents in 2002, our 2003 earnings per share results would have been $2.11 compared to $2.62 per share in 2002.

• A significant reason for the decline in 2003 earnings was lower operating results at our gas distribution business, Nicor Gas; due primarily to higher depreciation and increased operating costs resulting primarily from higher net pension and health care costs and increased compliance-related costs.

• Nicor Gas’ results were also negatively affected by a slow economy and higher wholesale natural gas prices which contributed to a decline in industrial deliveries, greater bad debt expense and increased cost of company use of natural gas in its operations.

• On the positive side, partially offsetting these factors were improved shipping and other energy ventures operating results.
Financial Update - EPS 2003 2002 Reported diluted EPS 2.38 2.88 Absent mercury-related, retail energy marketing and accounting change impacts 2.11 2.62 Key Variances Lower gas distribution operating results Improved shipping and other energy ventures operating results

• Regarding our outlook for 2004, we estimate an annual diluted earnings range of $2.10 to $2.30 per share — in line or slightly higher than 2003 adjusted levels.

• As a reminder, our estimate excludes any future amounts from mercury-related activities, accounting changes or the wind-down of our retail energy marketing joint venture.

• It also assumes, among other things, normal weather for the remainder of the year and includes no impacts associated with the ICC’s PBR/PGA review or other contingencies.

• From an operating standpoint, the estimate reflects lower gas distribution results due principally from increases in operating costs including higher depreciation; and increased labor and compliance-related costs.

• The range includes a modest improvement in our shipping and other energy-related ventures.

• Finally, we also expect higher interest costs and a lower effective tax rate.
Financial Update 2004 Financial Outlook Earnings per share of $2.10 to $2.30 Excludes any future amounts from mercury-related activities, accounting changes or the wind-down of retail energy marketing joint venture Assumes, among other things, normal weather and includes no impacts associated with the ICC's PBR/PGA review or other contingencies Reflects lower gas distribution results and improvement in both our shipping and other energy-related ventures

• Capital spending for 2004 is estimated to be slightly higher than 2003 levels of $181 million.

• Utility capital spending is forecasted to be relatively flat compared to 2003 levels or about $170 million.

• Shipping capital expenditures are expected to be about $10 million, or up from the previous year due to facilities renovations, the purchase of freight handling equipment and system upgrades that were postponed from 2003.

• Capital expenditures are also expected to be higher at our other energy-related ventures in 2004 as computer systems are upgraded and facilities are expanded at our other energy-related products and services business.

• That concludes my remarks, let me now turn things over to Russ who will provide a background on each of our businesses and discuss our strategic plans for each.
Financial Update - Capital Expenditures 2004 2003 Gas 170 173 Tropical 10 6 OEV 7 2 Explanations Gas distribution - flat Shipping - facilities renovations, freight equipment and system upgrades OEV - system upgrades and facilities expansion $181 $187 Est.

• Thanks Rick. Let me start with our primary business — Nicor Gas.

• Nicor Gas serves over 2 million customers in northern Illinois — excluding the city of Chicago.

• It has a recognized brand name, built on historically low base rates and safe, reliable service.

• It ranks at or near the top for most efficiency measures in its industry.

• It serves one of the best markets for natural gas in the nation because of the region’s diverse mix of industries, growth in customers, and a high demand for space heating.

• It has significant underground storage assets — about 140 bcf of top storage capacity.

• It is strategically located on the nation’s Midwest natural gas pipeline grid with access to eight interstate pipelines.

• And as Rick mentioned — it has a strong balance sheet.

• Nicor Gas’ storage capabilities and pipeline connections have also been a catalyst for revenue generating activities like our Chicago Hub and off-system storage and transmission services, and combined with a strong balance sheet provide a good foundation for future energy-related opportunities.
Rockford Bloomington Naperville Joliet Chicago Peoria Springfield Gas distribution 2 million customers Reputable brand Operating efficiency Diverse service territory Significant assets Strategic location Strong balance sheet

• As a primary source of our traditional earnings, Nicor Gas’ success is fundamental to our overall success.

• Customer additions: Residential construction adds about 30,000 new customers per year.

• Nontraditional products and services: We expect Nicor Gas’ asset base, strategic location and customer base to continue to create opportunities for us to provide supply-related services such as our Chicago Hub and introduce new products throughout the energy-value chain, such as gas line comfort guard and fixed bill.

• Rebuild 2004 earnings: Results for this business segment are expected to be lower in 2004.

• Costs continue to rise.

• High and volatile natural gas prices are creating added challenges.

• Demand loss in natural gas-sensitive industries such as chemicals may be permanent or at a minimum, slow to recover (normalized industrial deliveries down 6%).

• Rebuilding earnings remains a top priority for this core business.

• Continuing to control our costs and efficiently manage our operations will remain priorities.

• Assess rate relief: Like all regulated utilities, we will also continue to evaluate the impact of these factors and properly assess the appropriateness of seeking rate relief — something we have done only once in the past 20 years.
Strategic Plan Customer additions Nontraditional products and services Rebuild earnings Assess rate relief

• Our second largest business is our containerized shipping business - Tropical Shipping.

• Background:

•	We’ve owned Tropical for over 20 years.

•	During such time Tropical has continued to expand and make significant contributions to earnings growth and cash flow.

•	It is one of the largest carriers of containerized cargo in the Caribbean region.

• Leading carrier: Tropical is a leading carrier of U.S. and Canadian exports from the East Coast to the Caribbean region.

• Niche player: It is a niche player, serving 25 ports.

• Dependable: It has a reputation for dependable, on-time service.

• Leading market position: Its dependability and ability to establish long-lasting customer relationships, has provided the company with a leading market position in the majority of the ports it serves.

• High operating margins: These attributes have also contributed to Tropical having a history of producing high operating margins relative to its industry.

• Tropical has periodically re-deployed its free cash flow into its business — investments in new vessels, facilities and equipment; and acquisitions.

• Tropical has done so while maintaining its financial flexibility for future expansion and growth opportunities.
Transporter of containerized cargo Leading carrier of exports to Caribbean region Niche player Dependable Leading market shares High margins in its industry

• Over the years, Tropical Shipping has been able to steadily grow its shipping volumes and generate solid operating margins.

• It is a very competitive business — service parity and ongoing price competition continue to pressure results.

• Results will also fluctuate from year to year — depending on the strength of the U.S. and Caribbean economies and the resulting impact on tourism.

• Difficult economic conditions have also historically produced opportunities for strategic acquisitions — these opportunities arise as other carriers find it difficult to compete.

• Strategic Plan: Looking ahead, we do expect modest earnings improvement in 2004, and believe ongoing growth in our shipping business will likely come from a number of sources, including:

•	enhancing operational excellence,

•	expanding service offerings (such as our Less-than-container-load business),

•	growing our business in existing ports (such as the Eastern Caribbean),

•	expanding to new destinations, or

•	making niche acquisitions.
Strategic Plan Focus on operational excellence Expand service offerings Increase market share in existing ports Expand into new markets Niche acquisitions

• Let me now spend some time discussing our other energy-related businesses, starting with our asset-backed ventures.

• Opportunities exist, in part, because of our strategic location.

• These businesses also allow us to capture additional value from our utility’s supply portfolio and storage capabilities.

• The Chicago Hub — operates within the utility and was formed in the 1990’s.

• It provides interruptible natural gas parking, balancing and wheeling services.

• Customers are marketers and interstate pipeline shippers moving natural gas to and through the Midwest.

• We also offer firm off-system storage and transmission services to others.

• Nicor Enerchange — unregulated wholesale natural gas marketing business formed in 1998.

• Enerchange markets natural gas supply services in the Midwest to interstate pipelines, other natural gas distribution companies, power generators, and natural gas marketers and brokers.

• It also administers the Chicago Hub and manages Nicor Solutions’ hedging program.

• By bundling commodity with natural gas transportation and storage, Enerchange customizes services that provide significant added value.
Rockford Bloomington Naperville Joliet Chicago Peoria Springfield Other Energy-Related Ventures - Asset-Backed Chicago Hub - balancing, parking and wheeling services Storage/Transmission Services Enerchange - wholesale natural gas marketing

• A third asset-backed venture is the Horizon Pipeline.

• Horizon is a 50/50 joint venture between Nicor and Natural Gas Pipeline Company of America, a subsidiary of Kinder Morgan.

•	Operational since the spring of 2002.

•	Initial equity investment of about $16 million.

• 74-mile pipeline: the pipeline, which has 380 MMcf/day capacity and is nearly fully subscribed, runs between Joliet, Ill., north to a point near the Wisconsin border.

• Strategically located: within the preferred development corridor of potential future power generators, which provides key competitive advantages over other pipeline alternatives in our territory.

• Expandable: has strategic extension and expansion potential to meet economic growth in the region.

• Horizon contributed about 2 cents per share of earnings last year.

• Over the long-term we expect after-tax average returns on equity of 10 to 15 percent (consistent with other FERC investments).
Rockford Bloomington Naperville Joliet Chicago Peoria Springfield Other Energy-Related Ventures - Asset-Backed Horizon Pipeline Joint Venture with NGPL 74-mile pipeline with 380 MMcf/day capacity Strategically located Extension and Expansion potential

• Optimizing the use of our storage and transmission assets is an important element to improving our long-term earnings.

• Growth in our asset-backed ventures will be leveraged off our:

•	extensive gas storage and transportation network,

•	strategic location on the Midwest supply grid, and

•	the changing energy environment.

• High natural gas prices and increased price volatility may continue for some time.

• These market conditions can create a greater need for the types of services we provide through the Chicago Hub and Nicor Enerchange.

• Additional opportunities for growing this business platform may exist by:

• acquiring, contracting or developing new assets and services,

• partnering with others, or

• increasing and expanding the geographic reach of our storage and transmission capabilities and services offerings.
Other Energy-Related Ventures - Asset-Backed Strategic Plan Optimize our existing capabilities Acquire, contract or develop new assets and services Expand our capabilities and service offerings

One last area of our other energy-related businesses is retail energy services.

• Our success to-date in this platform has resulted from our ability to develop and provide value-added energy products and services that compete in the retail market.

• To date, Energy Services has over 450,000 customer contracts.

• Nicor Services — provides a number of residential and commercial energy-related products and services including:

•	a service line protection product,

•	heating, ventilation and air conditioning repair and replacement, and

•	home appliance repair services.

• Nicor Solutions — provides natural gas price and weather protection products that allow customers to fix or cap portions of their natural gas bills regardless of changes in gas prices or the weather.

• By providing broad coverage to homeowners’ needs through a range of products and services, Nicor is becoming a premier provider of energy services in Illinois’ residential and commercial markets.
Other Energy-Related Ventures - Retail Energy Services Nicor Services - provider of energy-related products and services service line protection HVAC and replacement services home appliance repair services Nicor Solutions - natural gas price and weather protection products Rockford Bloomington Naperville Joliet Chicago Peoria Springfield Hawthorn Tradewinds D. M. Dykstra

• Growth for these businesses has come by increasing market share in Nicor Gas’ service territory and by introducing new products and services like the Fixed Bill.

• Natural gas price volatility and high natural gas prices continue to support demand for Fixed Bill and other energy conservation products.

• As a result, ongoing earnings contributions through Nicor Services and Nicor Solutions are expected to show steady long-term growth.

• Strategic Plan: continuing to achieve our objectives will require a constant focus on:

•	increasing market share,

•	enhancing our products and service offerings, and

•	establishing regional market coverage.

• That concludes my remarks, let me now turn things back over to Tom who will wrap things up.
Other Energy-Related Ventures - Retail Energy Services Strategic Plan Increase market share of existing products and services Enhance existing or develop new products and services Establish regional market coverage

• Thanks Russ.

• Looking back on 2003 we were not satisfied with our results and are focused on taking actions to improve our performance.

• In doing so, I believe we have several positive factors on which to build as we go forward including:

• our financial position remains strong,

• we are fortunate to have strategic locations and assets,

• we have been encouraged with the progress of our energy-related products and services businesses, and

• our dividend remains stable.

• To move forward, we must first resolve our PBR issue, secondly we must continue to manage our costs, while assessing the need for rate relief and thirdly, effectively implement our business strategies.
Business Strategies Strong financial position Strategic locations and assets Successful energy-related businesses Stable dividend

• In closing, as we’ve stated in the past, our intent is to grow our company over the long-term while maintaining a low risk profile.

• Our approach has been and will continue to remain disciplined and systematic.

• Opportunities we pursue will have a direct synergy and strategic fit with our core businesses.

• Our financial strength gives us the flexibility to take advantage of investment opportunities and to consider other alternatives to generate shareholder value.

• Finally, underlying this financial strength is a diverse team of employees, who all share a common sense of pride, spirit and determination to perform at the highest level and to exhibit the highest degree of integrity in all that they do.
Business Strategies Maintain a low risk profile Disciplined and systematic approach Synergies and strategic fit with core businesses Supported by a strong financial position and strong management team

I thank you for your interest in our company and will now open the floor for questions.
Visit our website: www.nicor.com